EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference of our firm under the caption "Experts" in Amendment No.1 to this Registration Statement (Form S-3 No. 333-112747) and related Prospectus of U.S.I. Holdings Corporation and to the incorporation by reference therein of our report dated February 12, 2003 (except Note 20, as to which the date is March 1, 2003), with respect to the consolidated financial statements of U.S.I. Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





Los Angeles, California
March 24, 2004



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